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                                                                   Exhibit (99)

OM Group, Inc.


Kristine Marks
OM Group, Inc.
(216) 781-0083

OM GROUP REPORTS FIRST QUARTER SALES, NET INCOME INCREASES

CLEVELAND - April 22, 1997 - OM Group, Inc. (NYSE - OMP) today reported a 15 percent increase in net income and a 7 percent increase in net sales for its first quarter ended March 31, 1997.

The producer of value-added, metal-based specialty chemicals and powders said net sales for the period were $110.1 million, compared to $102.9 million a year ago, while net income increased to $8.2 million, or $.43 per share, from $7.2 million, or $.37 per share, in the 1996 first quarter.

OMG's 1997 first quarter increases in sales and net income were achieved primarily through an increase in physical volume of products sold. Higher physical volume in carboxylates and salts, as well as the net sales added through the acquisition of SCM Metal Products, Inc. (SCM) in January 1997, more than offset the effect on the net sales line of decreasing cobalt chemical prices due to declining cobalt raw material prices.

As previously announced, OMG purchased SCM for $122 million and financed the transaction with bank debt. "Earnings for both this new acquisition and our existing business were in line with our expectations," said James P. Mooney, chairman and chief executive officer.


                                    -more-
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OM Group Reports First Quarter Sales, Net Income Increases
Page -- 2

"New OMG mixed metal PVC heat stabilizers, rechargeable battery chemicals, proprietary catalysts, and stainless steel pressed metal powders offer significant growth opportunities. We look forward to continuing improvements in our business," said Mooney.

OMG's principal product lines include metal carboxylates, metal salts and metal powders sold to diverse industries, including catalysts, ceramics, coatings, electronics, magnetic tapes, petroleum refining, plating, plastics, pressed metal parts and other specialty chemicals.

Headquartered in Cleveland, OMG operates manufacturing facilities in North America, Europe and Asia. It has approximately 700 employees worldwide.

                                     ###
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                                OM GROUP, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                                 (UNAUDITED)



                                                  Three Months Ended
                                                       March 31,
                                                  ------------------
                                                   1997         1996
                                                   ----         ----
OPERATIONS
  Net sales                                      $110,055     $102,853
  Cost of products sold                            83,477       82,642
                                                 ---------------------
                                                   26,578       20,211

Selling, general and administrative expenses       10,882        7,953
                                                 ---------------------
  INCOME FROM OPERATIONS                           15,696       12,258

OTHER INCOME (EXPENSE)
  Interest expense                                 (3,666)      (1,894)
  Interest income                                      21           34
  Foreign exchange gain                               285          170
                                                 ---------------------
                                                   (3,360)      (1,690)
                                                 ---------------------

  INCOME BEFORE INCOME TAXES                       12,336       10,568

Income taxes                                        4,120        3,417

                                                 ---------------------
  NET INCOME                                       $8,216       $7,151
                                                 =====================

Net income per share                                $0.43        $0.37

Dividends paid per common share                     $0.08        $0.07

Weighted Average Shares Outstanding (000)          19,327       19,232


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                                OM GROUP, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                            (THOUSANDS OF DOLLARS)


                                                                       March 31,      December 31,
                                                                         1997            1996
                                                                      (Unaudited)
                                                                    ------------------------------
ASSETS
------

CURRENT ASSETS
     Cash and cash equivalents                                          $  8,177        $  7,818
     Accounts receivable                                                  76,412          60,054
     Inventories                                                         223,260         195,050
     Other current assets                                                  9,135           8,245
                                                                    ------------------------------
           Total Current Assets                                          316,984         271,167

PROPERTY, PLANT AND EQUIPMENT
     Land                                                                  2,740             467
     Buildings and improvements                                           48,653          40,569
     Machinery and equipment                                             140,050         122,695
     Furniture and fixtures                                                6,185           4,074
                                                                    ------------------------------
                                                                         197,628         167,805
     Less accumulated depreciation                                        61,154          57,184
                                                                    ------------------------------
                                                                         136,474         110,621
OTHER ASSETS
     Unprocessed inventory                                                12,429          27,499
     Goodwill and other intangible assets                                117,714          23,036
     Other assets                                                          9,354           6,310

                                                                    ------------------------------
TOTAL ASSETS                                                            $592,955        $438,633
                                                                    ==============================


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES
     Current portion of long-term debt                                  $  2,094           3,586
     Accounts payable                                                     79,854          77,330
     Other accrued expenses                                               15,770          16,390
                                                                    ------------------------------
           Total Current Liabilities                                      97,718          97,306


LONG TERM LIABILITIES
     Long-term debt                                                      259,295         109,295
     Contract payable                                                     12,429          27,499
     Deferred income taxes                                                24,262          17,773
     Other long-term liabilities                                           7,389           1,438

STOCKHOLDERS' EQUITY
     Preferred stock $0.01 par value:
      Authorized 2,000,000 shares; no shares issued or outstanding
     Common stock, $0.01 par value:
      Authorized 30,000,000 shares; issued 18,759,346 shares                 188             188
     Capital in excess of par value                                      102,125         102,125
     Retained earnings                                                    93,060          86,345
     Treasury stock (132,574 shares at March 31, 1997 and
      141,432 shares at December 31, 1996, at cost)                       (3,031)         (3,095)
     Foreign currency translation adjustments                               (480)           (241)
                                                                    ------------------------------
           Total Stockholders' Equity                                    191,862         185,322

                                                                    ------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $592,955        $438,633
                                                                    ==============================
